Exhibit 99.5

[LOGO - ROHN INDUSTRIES, INC.]


WORLD HEADQUARTERS

6718 W. Plank Rd.
Peoria, IL 61604 USA
Ph: 309-697-4400
FAX: 309-697-5612

                           FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION:

Al Dix
Chief Financial Officer
(309) 633-6809
al_dix@rohnnet.com
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      ROHN ENTERS INTO AGREEMENT TO SELL SUBSTANTIALLY ALL ITS ASSETS
                             TO PLATINUM EQUITY

PEORIA, IL, NOVEMBER 29, 2002 - ROHN Industries (NASDAQ: ROHN), a provider of infrastructure equipment for the telecommunications industry, announced today that it has agreed to sell substantially all its assets to an affiliate of Platinum Equity LLC, a Los Angeles-based private equity firm, for approximately $8.75 million, plus the assumption of certain liabilities.

     Platinum Equity has agreed to purchase the assets relating to ROHN's towers division, enclosures division, accessories division and construction services division as well as the Company's operations in Mexico. This includes the Company's facilities located in Peoria, Illinois, Frankfort, Indiana and Bessemer, Alabama.

     The transaction has been approved by the Company's Board of Directors. The transaction is subject to the approval of ROHN's stockholders. ROHN's majority stockholder, the UNR Asbestos-Disease Claims Trust, has indicated it will not support the transaction based on its current terms. The transaction also requires the approval of the lenders under ROHN's credit facility, who have indicated they will support the transaction. The Company, the Trust and the Company's bank lenders are currently in negotiations regarding the transaction. The transaction is also subject to a number of other conditions, including Platinum Equity's satisfaction with the results of its ongoing due diligence investigation of the purchased assets and the Company's ability to comply with applicable federal securities laws.

     If the Trust does not approve the transaction promptly, it cannot be consummated by year-end in compliance with the federal securities laws. If ROHN does not consummate a sale of substantially all its assets by year-end, it will lose a significant tax benefit. Accordingly, if the Trust does not approve the transaction promptly, ROHN intends to terminate its agreement with Platinum Equity and pursue alternative transactions.

     The proceeds from the sale will be used to repay the lenders under ROHN's credit facility. The transaction is not expected to result in any dividend or other distribution to the Company's stockholders.

     ROHN Industries, Inc. is a manufacturer and installer of telecommunications infrastructure equipment for the wireless industry. Its products are used in cellular, PCS, radio and television broadcast markets. The company's products and services include towers, design and construction, poles and antennae mounts. ROHN has ongoing manufacturing locations in Peoria, Illinois and Frankfort, Indiana along with a sales office in Mexico City, Mexico.

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Statements in this press release include "forward-looking statements"
within the meaning of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 and other related laws, and include, but are not limited to, those statements relating to sales and earning expectations, expected demand and other statements of outlook. The actual results and effects could differ materially from those currently anticipated in our forward-looking statements. Factors and risks that could cause such differences include, but are not limited to: the ability of the Company to get the approval of the lenders under the Credit Agreement and the majority stockholder of the Company; Platinum's exercise of any termination rights in the asset purchase agreement; wireless and fiber optic communications industry capital spending; the ability of our customers to secure adequate financing; elections by customers to terminate or delay previously placed orders; the effects of competition, particularly on pricing and margins; our implementation of our growth objectives in foreign markets; our indebtedness, which could restrict our operations, making us more vulnerable to adverse economic conditions and making it more difficult for us to implement our business strategy; liquidity problems that confront or may confront us; our failure to enter into an amendment to our Credit Agreement to waive or cure existing defaults thereunder; our inability to obtain bonding required for certain customer contracts or potential contracts; our Commonwealth of Pennsylvania construction project staying on its currently anticipated schedule; and regulatory changes affecting our industry. The cautionary statement contained in Exhibit 99.1 to ROHN's Form 10-K is incorporated herein by reference. Our forward-looking statements are given as of the date of this release and we are not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise.